Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 8, 2017 on the financial statements of Heritage Bank of St. Tammany, which appears in the Registration Statement on Form S-1, as amended (File No. 333-216613), of Heritage NOLA Bancorp, Inc.

New Orleans, Louisiana

March 7, 2018